                                   EXHIBIT 99


logo   CAMCO FINANCIAL CORPORATION
-----------------------------------------------------------------------------

6901 Glenn Highway                           CONTACTS:
Cambridge, OH 43725-9757                                 RICHARD C. BAYLOR, CEO
Phone: 740-435-2020                                      PHONE:  740-435-2040
Fax:   740-432-2743 [Private Fax]
                                             OR
                                                         MARK A. SEVERSON
                                                         PHONE:  740-435-2055

FINAL


                                  NEWS RELEASE

RELEASE DATE:      OCTOBER 21, 2005

RELEASE TIME:      4:00 P.M.


               CAMCO FINANCIAL ANNOUNCES STRONG THIRD QUARTER 2005
                                 EARNINGS GROWTH


CAMBRIDGE, OHIO (NASDAQ: CAFI) - Camco Financial Corporation (Camco) reported net earnings for the quarter ended September 30, 2005 of $2.04 million or $.27 per share as compared with net earnings of $1.47 million or $.20 per share for the same quarter in 2004, an increase of 38.8%.

         For the nine months ended September 30, 2005 Camco reported net earnings of $6.30 million compared to $4.03 million of net earnings reported for the same nine month period in 2004, an increase of 56.1%. Basic earnings per share for the nine months ended September 30, 2005 were $.82 compared to $.54 for the same nine month period in 2004.



          NASDAQ: CAFI o EMAIL: camco@camco.cc o www.camcofinancial.com

CAMCO FINANCIAL CORPORATION
-------------------------------------------------------------------------------
6901 Glenn Highway
Cambridge, OH 43725-9757
Phone: 740-435-2020
Fax: 740-435-2021


         Camco recently announced a quarterly cash dividend of $.145 which was payable October 21, 2005. This dividend represents an annualized yield of 4.10% on Camco's September 30th quarter-end market value.

         President & CEO Richard C. Baylor commented, "We continue to see significant progress from our efforts to restructure the composition of our balance sheet to be more commercial bank-like. At the end of the third quarter, commercial and consumer loans represented 45% of our loan portfolio, versus 39% one year ago. We are encouraged to see our annualized return on average equity for the nine months ended September 30, 2005 at 9.28% which is above of the average of all publicly traded Ohio banks." In addition our return on average tangible equity, which excludes Goodwill, was 9.96% for the same nine month period.

         Mr. Baylor continued, "The average yield on our earning assets continues to increase as we execute our strategic plan to shift the composition of our loan portfolio. For the third quarter 2005, the yield on our interest earning assets increased 52 basis points from last year's third quarter, and the cost of interest bearing liabilities has only increased 2 basis points. That the cost of our liabilities only increased two basis points, demonstrates the value of the fourth quarter of 2004 restructuring of the Federal Home Loan Bank borrowings. We continue to focus on producing higher margin and interest rate sensitive commercial and consumer loans. And as opportunities present themselves, we are recruiting seasoned lenders in the markets we serve to further our portfolio goals."

          NASDAQ: CAFI o EMAIL: camco@camco.cc o www.camcofinancial.com

CAMCO FINANCIAL CORPORATION
-------------------------------------------------------------------------------
6901 Glenn Highway
Cambridge, OH 43725-9757
Phone: 740-435-2020
Fax: 740-435-2021



REVIEW OF SIGNIFICANT AREAS:

NET INTEREST MARGIN: During the third quarter of 2005, as short-term interest rates continued rising, the net interest margin improved to 2.94% in the third quarter 2005 from 2.44% in the third quarter of 2004. This improvement was made possible through Camco's emphasis on growing the commercial, commercial real estate and consumer loan portfolios and the ability to effectively manage overall cost of funds.

NON-INTEREST INCOME: For the quarter ended September 30, 2005 total non-interest income decreased 19.4% to $1.54 million from $1.91 million for the same period last year. Core non-interest income, which is net of mortgage servicing rights, increased 6.5% to $1.82 million from $1.71 million. This increase was primarily due to an increase in commercial loan prepayment fees of approximately $95,000 and an increase of $25,000 from "Extended Overdraft" fee income, which was formally introduced in July of 2004. For the quarter ended September 30, 2005, $16.9 million of loans were sold with a total gain of $215,000 as compared to $19.6 million sold in the third quarter of 2004 for a gain of $189,000. Although less volume overall was originated and sold, the profit margin increased on the sales from .96% to 1.28%. The amount of fixed rate loans sold in the third quarter of 2005 decreased due to rising interest rates with a higher percentage of adjustable rate loans being originated and retained in the bank's portfolio.


          NASDAQ: CAFI o EMAIL: camco@camco.cc o www.camcofinancial.com

CAMCO FINANCIAL CORPORATION
-------------------------------------------------------------------------------
6901 Glenn Highway
Cambridge, OH 43725-9757
Phone: 740-435-2020
Fax: 740-435-2021



Mortgage servicing rights had a net reduction in the quarter ended September 30, 2005 of $276,000 versus the quarter ended September 30, 2004, which had a net increase of $206,000. Loan sales were down 14.0% to $16.9 million versus $19.6 million and the overall value of mortgage servicing rights also decreased from 1.23% to 1.22% as a percent of loans serviced.

OPERATING EXPENSES: For the quarter ended September 30, 2005, operating expenses were $5.73 million compared to $5.93 million for the comparable period in 2004, or a decrease of 3.2%. As a percentage of average assets, operating expenses decreased slightly to 2.13% from 2.15%.

The efficiency ratio improved to 62.60% in the third quarter 2005 from 71.24% for the same quarter in 2004. This improvement was accomplished through a 9.3% increase in total revenue combined with the 3.2% decrease in operating expenses.

ASSET QUALITY: Non-performing loans as a percentage of loans increased from 1.13% at June 30, 2005 to 1.52% at September 30, 2005. The allowance for loan losses as a percentage of loans was 78 basis points at September 30, 2005. At September 30, 2005, total non-performing loans were $13.03 million, of which approximately 54.5% were single family residential loans. The Company has experienced an increase in loans sixty days or more delinquent during the period from June 30, 2005 to September 30, 2005 of 1.22% to 1.59% respectively.



          NASDAQ: CAFI o EMAIL: camco@camco.cc o www.camcofinancial.com

CAMCO FINANCIAL CORPORATION
-------------------------------------------------------------------------------
6901 Glenn Highway
Cambridge, OH 43725-9757
Phone: 740-435-2020
Fax: 740-435-2021



STRATEGIC VISION: Camco continues to execute and manage its long-term strategic plan. This plan encompasses the diversification of the balance sheet primarily through increasing commercial, commercial real estate and consumer loan portfolios as well as transaction-based deposits. Critical to the strategy is the future growth of the balance sheet and the corresponding increase in net interest income. Complimentary revenue sources to enhance the net interest income are being actively pursued while management remains vigilant to contain operating expenses in this transitional period. Growth is being developed by opening new branch offices in existing or adjacent markets versus acquisitions. The newest banking center in Vienna, West Va. opened in July 2005 and another new branch planned for the high growth northern Cincinnati suburb of Tylersville, Ohio should open in the second quarter of 2006.

         Camco Financial Corporation, holding company for Advantage Bank, is a $1.08 billion multi-state community bank holding company headquartered in Cambridge, Ohio. Advantage Bank and its affiliates offer community banking that includes commercial, business and consumer financial services, internet banking and title insurance services from 29 offices in 22 communities in Ohio, Kentucky and West Virginia.


Additional information about Camco Financial may be found on Camco's web site: www.advantagebank.com.
---------------------

          NASDAQ: CAFI o EMAIL: camco@camco.cc o www.camcofinancial.com

CAMCO FINANCIAL CORPORATION
-------------------------------------------------------------------------------
6901 Glenn Highway
Cambridge, OH 43725-9757
Phone: 740-435-2020
Fax: 740-435-2021





The words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demands for loans in the Company's market area and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

FINANCIALS ATTACHED.

          NASDAQ: CAFI o EMAIL: camco@camco.cc o www.camcofinancial.com

                           CAMCO FINANCIAL CORPORATION
          CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (IN THOUSANDS, EXCEPT FOR PER SHARE DATA AND SHARES OUTSTANDING)



                               (UNAUDITED)        (UNAUDITED)        (UNAUDITED)         AUDITED           (UNAUDITED)
                                 9/30/05            6/30/05            3/31/05           12/31/04            9/30/04
                               -----------        -----------        -----------        -----------        -----------
ASSETS

Cash and Cash Equivalents           34,274             36,778             39,795        $    42,894        $    45,291
Investments                        113,206            113,517            109,179            108,429            117,370

Loans Held for Sale                  5,317              3,441              4,616              2,837              4,386

Loans Receivable                   856,468            847,731            843,777            840,305            898,355
Allowance for Loan Loss             (6,642)            (6,540)            (6,637)            (6,476)            (6,398)
                               -----------        -----------        -----------        -----------        -----------
    Loans Receivable, Net          849,826            841,191            837,140            833,829            891,957

Goodwill                             6,683              6,683              6,683              6,736              7,023
Other Assets                        68,014             67,747             67,221             71,098             68,078
                               -----------        -----------        -----------        -----------        -----------

TOTAL ASSETS                   $ 1,077,320        $ 1,069,357        $ 1,064,634        $ 1,065,823        $ 1,134,105
                               ===========        ===========        ===========        ===========        ===========

LIABILITIES

Deposits                           669,908            669,283            674,853        $   667,778        $   728,918
Borrowed Funds                     305,211            298,295            289,302            295,310            291,719
Other Liabilities                   11,835             11,123             10,900             13,414             16,441
                               -----------        -----------        -----------        -----------        -----------
TOTAL LIABILITIES                  986,954            978,701            975,055            976,502          1,037,078

STOCKHOLDERS EQUITY                 90,366             90,656             89,579             89,321             97,027
                               -----------        -----------        -----------        -----------        -----------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY           $ 1,077,320        $ 1,069,357        $ 1,064,634        $ 1,065,823        $ 1,134,105
                               ===========        ===========        ===========        ===========        ===========



STOCKHOLDERS' EQUITY TO
TOTAL ASSETS                          8.39%              8.48%              8.41%              8.38%              8.56%

TOTAL SHARES OUTSTANDING         7,621,385          7,643,746          7,678,747          7,663,153          7,640,505

BOOK VALUE PER SHARE           $     11.86        $     11.86        $     11.67        $     11.66        $     12.70

                           CAMCO FINANCIAL CORPORATION
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                              QUARTERLY INFORMATION
        (IN THOUSANDS, EXCEPT FOR PER SHARE DATA AND SHARES OUTSTANDING)

                                                             3 MONTHS        3 MONTHS       3 MONTHS      3 MONTHS       3 MONTHS
                                                               ENDED           ENDED          ENDED        ENDED           ENDED
                                                              9/30/05         6/30/05        3/31/05      12/31/04        9/30/04
                                                            (UNAUDITED)     (UNAUDITED)    (UNAUDITED)   (UNAUDITED)    (UNAUDITED)

INTEREST INCOME:
  LOANS                                                      $   12,729     $   12,311     $   11,962    $   12,188     $   11,860
  MORTGAGE-BACKED SECURITIES                                        679            742            751           785            833
  INVESTMENT SECURITIES                                             358            257            185           178            209
  INTEREST-BEARING DEPOSITS AND OTHER                               689            651            607           610            571
                                                             ---------------------------------------------------------------------
    TOTAL INTEREST INCOME                                        14,455         13,961         13,505        13,761         13,473
                                                             ---------------------------------------------------------------------

INTEREST EXPENSE:
  DEPOSITS                                                        4,009          3,786          3,503         3,723          3,570
  BORROWINGS                                                      2,893          2,646          2,634         3,355          3,497
                                                             ---------------------------------------------------------------------
    TOTAL INTEREST EXPENSE                                        6,902          6,432          6,137         7,078          7,067
                                                             ---------------------------------------------------------------------
NET INTEREST INCOME                                               7,553          7,529          7,368         6,683          6,406
PROVISION FOR LOSSES ON LOANS                                       360            360            240           855            255
                                                             ---------------------------------------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES               7,193          7,169          7,128         5,828          6,151
                                                             ---------------------------------------------------------------------

NONINTEREST INCOME
  LATE CHARGES, RENT AND OTHER                                      818            715            745           585            623
  LOAN SERVICING FEES                                               368            371            378           381            373
  SERVICE CHARGES AND OTHER FEES ON DEPOSITS                        370            386            334           404            407
  GAIN ON SALE OF LOANS                                             215            179            170           140            189
  MORTGAGE SERVICING RIGHTS - NET                                  (276)           (42)            51           269            206
  GAIN ON SALE OF INVESTMENT, MBS & FIXED ASSETS                     66              0             19         6,653             10
  GAIN ON SALE OF REAL ESTATE ACQ'D THROUGH FORECLOSURE             (18)            25              9           123            106
                                                             ---------------------------------------------------------------------
    TOTAL NONINTEREST INCOME                                      1,543          1,634          1,706         8,555          1,914
                                                             ---------------------------------------------------------------------


NON INTEREST EXPENSE
  EMPLOYEE COMPENSATION AND BENEFITS                              3,008          2,811          2,964         2,655          2,763
  OCCUPANCY AND EQUIPMENT                                           780            763            797           821            867
  DATA PROCESSING                                                   317            347            331           331            320
  ADVERTISING                                                       345            303            229           225            387
  FRANCHISE TAXES                                                    71             67             79           201            283
  OTHER OPERATING                                                 1,214          1,519          1,165         1,317          1,307
  FHLB PREPAYMENT PENALTY (1)                                         0              0              0        18,879              0
                                                             ---------------------------------------------------------------------
    TOTAL NONINTEREST EXPENSE                                     5,735          5,810          5,565        24,429          5,927
                                                             ---------------------------------------------------------------------

NET INCOME - BEFORE INCOME TAX                                    3,001          2,993          3,269       (10,046)         2,138
  PROVISION FOR INCOME TAXES                                        963            953          1,051        (3,476)           670
                                                             ---------------------------------------------------------------------
REPORTED NET INCOME                                               2,038          2,040          2,218        (6,570)         1,468
                                                             ---------------------------------------------------------------------

ADJUSTED FOR NON-RECURRING ITEMS
  SALE OF BRANCHES                                                    0              0              0        (4,024)
   FHLB PREPAYMENT COSTS (NET OF TAX)                                 0              0              0        12,460              0
                                                             ---------------------------------------------------------------------
NET EARNINGS FROM OPERATIONS                                      2,038          2,040          2,218         1,866          1,468
                                                             =====================================================================

EARNINGS PER SHARE REPORTED:
                                                     BASIC   $     0.27     $     0.27     $     0.29    $    (0.89)    $     0.20
                                                   DILUTED   $     0.27     $     0.27     $     0.29           N/A     $     0.19
EARNINGS PER SHARE OPERATIONS:
                                                     BASIC   $     0.27     $     0.27     $     0.29    $     0.24     $     0.20
                                                   DILUTED   $     0.27     $     0.27     $     0.29    $     0.24     $     0.19

                                  BASIC WEIGHTED NUMBER OF
                                        SHARES OUTSTANDING    7,632,132      7,660,120      7,677,795     7,645,005      7,513,890
                                DILUTED WEIGHTED NUMBER OF
                                        SHARES OUTSTANDING    7,638,147      7,681,186      7,711,433     7,684,500      7,559,916


                           CAMCO FINANCIAL CORPORATION
                         SELECTED RATIOS AND STATISTICS
                    PERIODS ENDED SEPTEMBER 30, 2005 AND 2004
        (IN THOUSANDS, EXCEPT FOR PER SHARE DATA AND SHARES OUTSTANDING)

                                                            9 MONTHS     9 MONTHS      3 MONTHS      3 MONTHS
                                                             ENDED         ENDED         ENDED         ENDED
                                                            9/30/05       9/30/04       9/30/05       9/30/04
                                                          (UNAUDITED)   (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
                                                          -----------   -----------   -----------   -----------
REPORTED:
RETURN ON AVERAGE EQUITY                                     9.28%         5.75%         8.96%         6.23%

RETURN ON AVERAGE ASSETS                                     0.79%         0.50%         0.76%         0.53%

INTEREST RATE SPREAD                                         2.74%         2.23%         2.72%         2.22%

NET INTEREST MARGIN                                          2.95%         2.45%         2.94%         2.44%

YIELD ON EARNING ASSETS                                      5.50%         5.13%         5.64%         5.12%

COST OF DEPOSITS                                             2.34%         2.06%         2.50%         2.09%

COST OF FUNDS                                                3.69%         4.89%         3.81%         4.79%

TOTAL COST OF INTEREST BEARING LIABILITIES                   2.76%         2.90%         2.92%         2.90%

NONINTEREST EXPENSE/AVERAGE ASSETS                           2.13%         2.16%         2.13%         2.15%

EFFICIENCY RATIO                                            62.60%        72.33%        63.05%        71.24%

NON PERFORMING ASSETS TO TOTAL ASSETS                        1.40%         1.11%         1.40%         1.11%

NON PERFORMING LOANS TO TOTAL NET LOANS INCLUDING
     LOANS HELD FOR SALE                                     1.52%         1.13%         1.52%         1.13%

ALLOWANCE FOR LOAN LOSSES TO TOTAL LOANS                     0.78%         0.72%         0.78%         0.72%


Ratios are based upon the mathematical average of the balances at the end of each month for the quarter and were annualized where appropriate

               CAMCO FINANCIAL CORPORATION
               AVERAGES FOR QUARTERS ENDED
              SEPTEMBER, JUNE AND MARCH 2005
      (IN THOUSANDS, EXCEPT FOR PER SHARE DATA AND SHARES OUTSTANDING)



                                                                     AVERAGE TABLE - QUARTER ENDED
                                    -----------------------------------------------------------------------------------------------
                                              SEPT 30, 2005                   JUN 30, 2005                     MAR 31, 2005
                                    -----------------------------------------------------------------------------------------------
                                      Average               Yield/     Average              Yield/     Average               Yield/
                                      Balance   Interest     Rate      Balance  Interest     Rate      Balance   Interest     Rate
                                    -----------------------------------------------------------------------------------------------
INTEREST - EARNING ASSETS:
  Loans held for sale                    4,547                           4,078                           4,006
  Loans receivable - net               848,600   12,729      5.97%     839,894   12,311      5.83%     836,569    11,962      5.69%
  Mortgage-backed securities            73,290      679      3.71%      78,766      742      3.77%      82,381       751      3.65%
  Investment securities                 39,555      358      3.62%      30,723      257      3.35%      24,369       185      3.04%
  Interest-bearing deposits
    and other                           60,004      689      4.59%      59,353      651      4.39%      60,050       607      4.04%
                                    ------------------------------------------------------------------------------------------------
    Total interest earning assets    1,025,996   14,455      5.64%   1,012,814   13,961      5.51%   1,007,375    13,505      5.36%
                                    ------------------------------------------------------------------------------------------------

Noninterest-earning assets              50,918                          52,489                          56,173
                                    ----------                     -----------                     -----------
TOTAL ASSETS                         1,076,914                       1,065,303                       1,063,548
                                    ==========                     ===========                     ===========


INTEREST-BEARING LIABILITIES:
  Deposits                             642,363    4,009      2.50%     646,923    3,786      2.34%     642,359     3,503      2.18%
  Advances                             303,520    2,893      3.81%     289,058    2,646      3.66%     293,551     2,634      3.59%
                                    ------------------------------------------------------------------------------------------------
    Total interest-bearing
      liabilities                      945,883    6,902      2.92%     935,981    6,432      2.75%     935,910     6,137      2.62%
                                    ------------------------------------------------------------------------------------------------

Noninterest-bearing sources:
  Noninterest-bearing liabilities       40,069                          39,123                          37,710
  Shareholders' equity                  90,962                          90,199                          89,928
                                    ----------                     -----------                     -----------
TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY               1,076,914                       1,065,303                       1,063,548
                                    ==========                     ===========                     ===========

                                               -------------------             -------------------             --------------------
NET INTEREST INCOME & MARGIN                      7,553      2.94%                7,529      2.97%                 7,368      2.93%
                                               ===================             ===================             ====================